Exhibit 3.1

ARTICLES OF AMENDMENT TO
THE ARTICLES OF AMENDMENT AND RESTATEMENT OF
HINES GLOBAL REIT II, INC.

Hines Global REIT II, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Amendment and Restatement of the Company (as supplemented, the “Charter”) are hereby amended by deleting the existing definition of “Roll-Up Transaction” in Article II of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange for at least 12 months, or (ii) a transaction involving the conversion to limited liability company, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Common Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the Board of Directors and approved by the stockholders of the Company entitled to vote thereon as required by law.

THIRD: The undersigned acknowledges these Articles of Amendment to the Charter to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FOURTH: Except as amended hereby, the rest and remainder of the Charter shall be and remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Charter to be executed in its name and on its behalf by its President and Chief Executive Officer, and attested to by its Chief Financial Officer and Secretary on this 12th day of October, 2017.

ATTEST:	HINES GLOBAL REIT II, INC.
By: /s/ Ryan T. Sims Name: Ryan T. Sims Title: Chief Financial Officer and Secretary	By: /s/ Sherri W. Schugart Name: Sherri W. Schugart Title: President and Chief Executive Officer